Exhibit 10.3


                         EQUIPMENT LEASE AGREEMENT


 AGREEMENT NO: 120                            EFFECTIVE DATE:       5/15/98

 MONTHLY    $6,537.22                         MODEL:1               CONCEPT I
 RENTAL:                                                            S/N  2555

 TERM OF LEASE:24 MONTHS                      INSTALLED DATE:

 UNIT PRICE:   $204,000.00


 INSTALLED AT: 1101 PAMELA DRIVE              SHIPPED DATE: TBA
               EULESS, TEXAS 76040


 This EQUIPMENT LEASE AGREEMENT made by and between EXCELLON AUTOMATION CO., a California Corporation, having an office at 24751 Crenshaw Boulevard, Torrance, California 90505 ("EXELLON") and PERFORMANCE INTERCONNECT, INC., having an office at 1101 Pamela Drive, Euless, Texas 76040 ("PERFORMANCE INTERCONNECT").

 WHEREAS PERFORMANCE INTERCONNECT desires to lease certain equipment from EXCELLON; WHEREAS EXCELLON lease this equipment to PERFORMANCE INTERCONNECT; The parties hereto agree as follows:

 I. DEFINITIONS I

  (a) Equipment shall mean the EXCELLON System leased pursuant to this Lease Agreement, including the basic unit and any extra equipment, and all repair and renewal parts installed therein.

  (b) Rent shall mean the amount specified above which is the combination of(l) EXCELLON's charge for exclusive availability of the Equipment at all times for use by PERFORMANCE INTERCONNECT; and (1) EXCELLON's charge for servicing and maintaining Equipment at 100% of EXCELLON's published performance standards(excluding travel time expense. PERFORMANCE INTERCONNECT will pay for the travel nine expense).

  (c) Effective Date shall mean the date specified above on which this Lease was accepted at EXCELLON's office by its authorized representative.

 2.   LEASE OF EQUIPMENT

  (a) Term.  Excellon  shall lease  the  Equipment for  a  term of  24 months specified above, commencing on the date of this agreement and continuing for the duration of the Lease term, unless PERFORMANCE INTERCONNECT shall exercise the purchase option set forth in Section 10 of this Agreement prior to such date.

  (b) Delivery Schedule. Excellon will ship the Equipment to PERFORMANCE INTERCONNECT'S installation site.

 3.   RENTAL PAYMENT

      PERFORMANCE INTERCONNECT shall pay to EXCELLON rental at the monthly rate specified above. First Rental Payment is due on June 1, 1998 and payable in advance of each monthly rental period. Should PERFORMANCE INTERCONNECT fail to pay any part of the rent or any other sum required hereunder, Excellon shall be entitled to assess a late charge on such delinquent payment at the lesser of ten percent (10%) of the highest legal interest rate from the date when such payment was due until paid. Payment received after 5 days from due date is considered late.

 4. TRANSPORTATION

     Excellon will ship the Equipment to PERFORMANCE INTERCONNECT at the install site as noted above, FOB Factory, freight collect.

 5. SITE PREPARATION

     PERFORMANCE   INTERCONNECT  shall  be  responsible  for  preparing   and
     maintaining the installation site for the Equipment in accordance with EXCELLON' s specifications.

 6.  TITLE, RISK OF LOSS AND INSURANCE

   (a) The Equipment is and all times shall remain the property of EXCELLON. No right, title or interest in the Equipment shall pass to PERFORMANCE INTERCONNECT other that the right to maintain possession and use of the Equipment for the full Lease term; provided that in the event PERFORMANCE INTERCONNECT exercised the purchase option, such title and interest shall pass to PERFORMANCE INTERCONNECT upon full payment to EXCELLON of the purchase price in cash.

   (b) During the Lease term, PERFORMANCE INTERCONNECT shall assume all risk of loss or damage to the Equipment, whether or not insured, until the Equipment is returned to EXCELLON. No loss or damage to the EQUIPMENT at PERFORMANCE INTERCONNECT's site shall relieve PERFORMANCE INTERCONNECT from any obligation under this Lease which shall continue in full force and effect

   (c) PERFORMANCE INTERCONNECT shall keep the Equipment insured against theft awl all risks of loss or damage for not less than the replacement cost of the Equipment and shall carry public liability insurance covering the Equipment and its use.

 7. WARRANTIES AND LIMITATION OF REMEDIES

   (a) Excellon warrants that the Equipment leased hereunder shall be free from defects in material and workmanship in accordance with its standard warranty terms.

     (1)  During  the term  of  this Lease,  Excellon  will, at  its  option, repair or replace any defective Equipment components at no additional expense or labor charges Replacement components will be either reconditioned or new. When returning defective components, PERFORMANCE INTERCONNECT must obtain a return material authorization "RMA" from Excellon, and prepay any shipping costs.

     (2) The foregoing warranties do not extend to any (i) disposable or consumable materials supplied for use with the Equipment including but not limited to, collets, hoses, lamps, fuses, cassettes, and other similar items, or (ii) routine adjustments, alignments or repairs due to normal wear or tear.

     (3) EXCELLON shall have no obligation to repair or replace any Equipment component (i) which has been modified in any respect without the prior written approval of EXCELLON, (ii) which has been installed, serviced or repaired by PERFORMANCE INTERCONNECT or other third party without the prior written approval of
          EXCELLON, (iii) which has been damaged due to PERFORMANCE INTERCONNECT's failure to conform to the site and environmental conditions as specified in EXCELLON's installation specifications,
          (iv) which has been removed from its officially designated location without the prior written approval of EXCELLON, (v) which has been subject to unusual physical or electrical stress, and
          (vi) which has been damaged or rendered defective by reason of accident neglect, misuse, transportation, or exposure to corrosive agents.

   (b) The foregoing warranty is exclusive and in lieu of all other warranties, whether express or implied (including any warranty of merchantability or fitness for particular purpose).

   (c) IN NO EVENT SHALL EXCELLON BE LIABLE TO PERFORMANCE INTERCONNET OR OTHER END-USER, ON THE BASIS OF CONTRACT, NEGLIGENCE, STRICT PRODUCTS LIABILITY OROTHERWISE, FOR LOSS OR DAMAGE TO PROPERTY OF PERFORMANCE INTERCONNECT OR OTHERS, INJURY TO PERSONS, LOSS OF USE, EXPENSES INVOLVING COSTS OF CAPITAL, LOSS OF REVENUES OR PROEIT, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES WHATSOEVER

 8.   LOCATION OF EQUIPMENT

     PERFORMANCE  INTERCONNECT  shall   not  move  the  Equipment  from   the
     installed site location without the prior written consent of EXCELLON, which consent shall not be unreasonably withheld.

 9.  TAXES

     PERFORMANCE INTERCONNECT shall pay SALES TAX to EXCELLON at the rate of 8.25%, and must pay all license and registration fees, assessments, stamp and documentary taxes, use taxes, personal property taxes, gross receipts taxes, excise taxes, ad valorem and all other taxes and other taxes and charges, however designated, which may now or hereafter, during the term of this Lease, be imposed by any government body or agency upon this Lease or the ownership, leasing, rental, sale, purchase, possession or use of the Equipment, if applicable.

 10. PURCHASE OPTION

   (a) This Lease may be canceled at any time during the Lease term by written notification to EXCELLON by PERFORMANCE INTERCONNECT of its intention to purchase the equipment and full payment of the purchase price in cash pursuant to the terms of this paragraph 10.

   (b) The purchase price will be the stated Unit Price of the Equipment less 60% of all lease payments made by PERFORMANCE INTERCONNECT.

   (c) The Equipment warranty will be for a period of one year. A full service maintenance agreement will be in effect for the second year, and is included in the purchase price.

 11. DEFAULT

     The following events shall constitute default by PERFORMANCE INTERCONNECT under the Lease: (a) PERFORMANCE INTERCONNECT shall fail to timely pay rent or any other payment hereunder when due and such failure to pay shall continue for 20 days after written notice thereof to PERFORMANCE INTERCONNECT, or (b) PERFORMANCE INTERCONNECT shall default in the performance of any other covenant of this Lease arid such default shall continue for 20 days after written notice thereof to PERFORMANCE INTERCONNECT, or (c) PERFORMANCE INTERCONNECT shall become insolvent or make an assignment for the benefit of creditors, or (d) PERFORMANCE INTERCONNECT shall apply for or consent to the appointment of a receiver, trustee or liquidator of PERFORMANCE INTERCONNECT of all or a substantial part of the assets of PERFORMANCE INTERCONNECT, or if such receiver, trust or liquidator is appointed without the application or consent of PERFORMANCE INTERCONNECT, or (e) any proceeding shall be commenced or other action taken by or against PERFORMANCE INTERCONNECT under the BANKRUPTCY Act or any other insolvency law providing for the relief of creditors including, without limitation a petition for reorganization, arrangement or extension), or (f) PERFORMANCE INTERCONNECT shall discontinue its business or dissolve, sell or otherwise dispose of substantially all of its assets.

 12. REMEDIES

     Upon the occurrence of an event of default EXCELLON may immediately exercise, at its sole discretion1 any one or more of the following remedies: (a) by written notice to the PERFORMANCE INTERCONNECT, declare the entire unpaid rent for the full Lease Term immediately due and payable whereupon such rent shall become immediately due and payable without further notice or demand; (b) proceed by appropriate court action to enforce performance by PERFORMANCE INTERCONNECT of the applicable covenant or to recover damages for the breach thereof; (c) sue for and recover all rent and other payments then accrued or thereafter accruing under this Lease; (d) terminate this Lease -by written notice to

     PERFORMANCE INTERCONNECT, whereupon all rights of PERFORMANCE INTERCONNECT in and to the Equipment shall terminate and PERFORMANCE INTERCONNECT return the Equipment to Lessor as provided in Article 13 hereof; or (g) pursue any other remedy at law or in equity. PERFORMANCE INTERCONNECT agrees to pay EXCELLON all costs and expenses, including reasonable attorney's fees, incurred hereunder or enforcing any of the terms and conditions of this Lease


 13. RETURN OF EQUIPMENT

     Upon expiration of the Lease term or other termination pursuant to the terms of this Lease, PERFORMANCE INTERCONNECT shall immediately return the Equipment to EXCELLON in as good a condition as received, less normal wear and tear. The return of the Equipment shall be, at PERFORMANCE INTERCONNECT's sole expense, and the Equipment shall be properly crated and shipped (freight prepaid) and properly insured.

 14. ENTIRE AGREEMENT; NON-WAIVER; SEVERABILITY

     This Lease contains the entire agreement and understanding between PERFORMANCE INTERCONNECT and EXCELLON relating to the subject matter hereof. No Modification of this agreement shall be binding in the parties hereto unless set forth in writing and signed by the parties. The provisions of this Lease shall be binding upon and shall inure to the benefit of the permitted assigns, successors, heirs and personal representatives of PERFORMANCE INTERCONNECT.

 15. CHOICE OF LAW

     This lease Agreement shall be governed by and construed in accordance with the laws of California.

 16. UCC FILINGS

     PERFORMANCE INTERCONNECT shall execute or obtain and deliver to EXCELLON, upon EXCELLON's request, such instruments, financing statements and assurances, including without limitation, waivers of interest of owners or mortgages of real estate upon which the Equipment is located, ad Excellon deems necessary or advisable forte confirmation, protection or perfection of this lease EXCELLON's rights hereunder.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to he executed by their duly authorized representatives.


 ACCEPTED AND AGREED TO:


 EXCELLON AUTOMATION CO.             PERFORMANCE INTERCONNECT, INC.



 BY _______________________          BY: /s/
     GERARD J. MITSCH                    --------------------------

      TITLE: CONTROLLER                  TITLE:

 DATE:______________________             DATE: 5-11-98

                    [ PURCHASE ORDER 26975 APPEARS HERE ]